Exhibit 4.2



                              SERIES A GLOBAL NOTE

                  THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

                  (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB") OR (B) IT HAS ACQUIRED THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT,

                  (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND

                  (3) AGREES  THAT IT WILL  DELIVER TO EACH  PERSON TO WHOM THIS
                  NOTE  OR  AN   INTEREST   HEREIN  IS   TRANSFERRED   A  NOTICE
                  SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

                  AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.

                  THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S

NOMINEE AND  TRANSFERS  OF
PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 3.06 AND 3.07 OF THE INDENTURE.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT AND ANY SUCH CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                   PSINET INC.


                               -------------------


                       10% SENIOR NOTE DUE 2005, SERIES A

                            CUSIP NO. ______________

                     No. __________ $_______________________


                  PSINet Inc., a New York corporation (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to _______________ or registered assigns, the principal sum of _______________ United States dollars on February 15, 2005, at the office or agency of the Company referred to below, and to pay interest thereon from April 13, 1998, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on August 15 and February 15, in each year, commencing August 15, 1998 at the rate of 10% per annum, subject to adjustments as described in the second following paragraph, in United States dollars, until the principal hereof is paid or duly provided for. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

                  The Holder of this Series A Note is entitled to the benefits of the Registration Rights Agreement between the Company and the Initial Purchasers, dated as of April 13, 1998, pursuant to which, subject to the terms and conditions thereof, the Company is obligated to consummate the Exchange Offer pursuant to which the Holder of this Note shall have the right to exchange this Note for 10% Senior Notes due 2005, Series B (herein called the "Series B Notes") in like principal amount as provided therein. The Series A Notes and the Series B Notes are together referred to as the "Notes". The Series A Notes rank pari passu in right of payment with the Series B Notes.

                  In the event that (a) the Exchange Offer Registration Statement is not filed with the Commission on or prior to the date specified in the Registration Rights Agreement, (b) the Exchange Offer Registration Statement is not declared effective on or prior to the date specified in the Registration Rights Agreement, (c) the Exchange Offer is not consummated on or prior to the date specified in the Registration Rights Agreement, (d) if obligated to file the Shelf Registration Statement, the Company fails to file the Shelf Registration Statement with the Commission on or prior to the date specified in the Registration Rights Agreement, (e) if obligated to file the Shelf Registration Statement, the Shelf Registration Statement is not declared effective on or prior to the date specified in the Registration Rights Agreement, or (f) the Shelf Registration Statement or the Exchange Offer
Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of the Series A Notes during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (f) above, a "Registration Default"), to the extent permitted by applicable law, the Company agrees to pay to each Holder of Series A Notes liquidated damages ("Liquidated Damages") in an amount equal to $0.05 per week per $1,000 in principal amount of Series A Notes held by such Holder for each week or portion thereof that the Registration Default continues for the first 90 day period immediately following the occurrence of such Registration Default. To the extent permitted by law, the amount of Liquidated Damages shall increase by an additional $0.05 per week per $1,000 in principal amount of Series A Notes with respect to each subsequent 90 day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of $0.50 per week per $1,000 in principal amount of Series A Notes. The Company shall not be required to pay Liquidated Damages for more than one Registration Default at any given time. Following the cure of all Registration Defaults, the accrual of Liquidated Damages shall cease. All accrued Liquidated Damages shall be paid by the Company to holders entitled thereto by wire transfer to the accounts specified by them or by mailing checks to their registered address if no such accounts have been specified.

                  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture hereinafter referred to, be paid to the Person in whose name this Note (or any Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the August 1 or February 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the interest rate borne by the Series A Notes, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may either be paid to the Person in whose name this Note (or any Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by this Indenture not inconsistent with the requirements of such exchange, all as more fully provided in this Indenture.

                  Payment of the principal of, premium, if any, and interest on, this Note, and exchange or transfer of the Note, will be made at the office or agency of the Company in the City of New York maintained for that purpose (which initially will be the Trustee c/o Harris Trust Company of New York, 77 Water Street, New York, NY 10005), or at such other office or agency as may be maintained for such purpose, or, at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear on the Note Register, and provided, that payment by wire transfer of immediately available funds will be required with respect to principal of and interest on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                  Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof or by the authenticating agent appointed as provided in the Indenture by manual signature of an authorized signer, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by the manual or facsimile signature of its authorized officers and its corporate seal to be affixed or reproduced hereon.

                                            PSINET INC.


[Seal]                                      By:___________________________
                                            Title:________________________

Attest:


----------------------------
Authorized Officer





                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION



                  This is one of the 10% Senior Notes due 2005, Series A referred to in the within-mentioned Indenture.

                            WILMINGTON TRUST COMPANY,
                                   as Trustee



                                          By:  _________________________________
                                                    Authorized Signer

Dated:

                       OPTION OF HOLDER TO ELECT PURCHASE



                  If you wish to have this Note purchased by the Company pursuant to Section 10.12 or Section 10.14, as applicable, of the Indenture, check the Box: [_].

                  If you wish to have a portion of this Note purchased by the Company pursuant to Section 10.12 or Section 10.14 as applicable, of the Indenture, state the amount (in original principal amount):

                           $ ---------------.


Date:  ___________________


                                          Your Signature:  _____________________


(Sign exactly as your name appears on the other side of this Note)


Signature Guarantee:  __________________________________

                                 (Back of Note)

                                   PSINET INC.
                       10% Senior Note due 2005, Series A

                  This Note is one of a duly authorized issue of Notes of the Company designated as its 10% Senior Notes due 2005, Series A (herein called the "Notes"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $600,000,000, issued under, entitled to the benefits of and subject to the terms of an indenture (herein called the "Indenture") dated as of April 13, 1998, between the Company and Wilmington Trust Company, as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, any Guarantors, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered.

                  The Indenture contains provisions for defeasance at any time of (a) the entire Indebtedness on the Notes and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance with certain conditions set forth therein.

                  The Notes are subject to redemption at any time on or after February 15, 2002, at the option of the Company, in whole or in part, on not less than 30 nor more than 60 days' prior notice, in amounts of $1,000 or an integral multiple thereof, at the following redemption prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning February 15 of the years indicated below:

                                                     Redemption
                        Year                            Pric
                        ----                         ----------
                        2002                           105.0%
                        2003                           102.5%
                        2004                           100.0%

and thereafter at 100% of the principal amount, in each case, together with accrued and unpaid interest, if any, to the Redemption Date (subject to the rights of Holders of record on relevant record dates to receive interest due on an Interest Payment Date).

                  In addition, at any time on or prior to February 15, 2001, the Company may, at its option, use the net proceeds of one or more Public Equity Offerings or the sale of Capital Stock (other than Disqualified Stock) of the Company to a Strategic Investor in a single transaction or in a series of related transactions, to redeem up to an aggregate of 35% of the aggregate principal amount of Notes originally issued under the Indenture at a redemption price equal to 110.0% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Redemption Date; provided that at least 65% aggregate principal amount of Notes remains outstanding immediately after the occurrence of such redemption. In order to effect the foregoing redemption, the Company must mail a notice of redemption no later than 45 days after the closing of the related Public Equity Offering or to a Strategic Investor and must consummate such redemption within 60 days of the closing of the Public Equity Offering.

                  If less than all of the Notes are to be redeemed, the Trustee shall select the Notes or portions thereof to be redeemed pro rata, by lot or by any other method the Trustee shall deem fair and reasonable.

                  Upon the occurrence of a Change of Control, subject to the terms of the Indenture, each Holder may require the Company to purchase such Holder's Notes in whole or in part in integral multiples of $1,000, at a purchase price in cash in an amount equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase, pursuant to a Change of Control Offer in accordance with the procedures set forth in the Indenture.

                  Under certain circumstances, in the event the Net Cash Proceeds received by the Company from any Asset Sale, which proceeds are not used to repay any Pari Passu Indebtedness of the Company or any Subsidiary (including the repurchase of Notes) or which will be invested in Telecommunications Assets, exceeds a specified amount the Company will be required to apply such proceeds by making an offer purchase the Notes and certain Indebtedness ranking pari passu in right of payment to the Notes.

                  In the case of any redemption of Notes in accordance with the Indenture, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Notes of record as of the close of business on the relevant Regular Record Date or Special Record Date referred to on the face hereof. Notes (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

                  In the event of redemption of this Note in accordance with the Indenture in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

                  If an Event of Default shall occur and be continuing, the principal amount of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

                  The Indenture permits, with certain exceptions (including certain amendments permitted without the consent of any Holders and certain amendments which require the consent of all the Holders) as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and any Guarantors and the rights of the Holders under the Indenture and the Notes and any Guarantees at any time by the Company and the Trustee with the consent of the Holders of at least a majority in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of at least a majority in aggregate principal amount of the Notes (100% of the Holders in certain circumstances) at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company and any Guarantors with certain provisions of the Indenture and the Notes and any Guarantees and certain past Defaults under the Indenture and the Notes and any Guarantees and their consequences. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

                  No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, any Guarantor or any other obligor on the Notes (in the event such Guarantor or such other obligor is obligated to make payments in respect of the Notes), which is absolute and unconditional, to pay the principal of, premium, if any, and interest on, this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

                  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                  Certificated securities shall be transferred to all beneficial holders in exchange for their beneficial interests in the Rule 144A Global Notes or the Regulation S Global Notes if (x) the Depositary notifies the Company that it is unwilling or unable to continue as depository for such Global Note and a successor depository is not appointed by the Company within 90 days or (y) there shall have occurred and be continuing an Event of Default and the Note Registrar has received a request from the Depositary. Upon any such issuance, the Trustee is required to register such certificated Series A Notes in the name of, and cause the same to be delivered to, such Person or Persons (or the nominee of any thereof). All such certificated Series A Notes would be required to include the Private Placement Legend.

                  Series A Notes in certificated form are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Series A Notes are exchangeable for a like aggregate principal amount of Notes of a differing authorized denomination, as requested by the Holder surrendering the same.

                  At any time when the Company is not subject to Sections 13 or 15(d) of the Exchange Act, upon the written request of a Holder of a Series A Note, the Company will promptly furnish or cause to be furnished such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) to such Holder or to a prospective purchaser of such Series A Note who such Holder informs the Company is reasonably believed to be a "Qualified Institutional Buyer" within the meaning of Rule 144A under the Securities Act, as the case may be, in order to permit compliance by such Holder with Rule 144A under the Securities Act.

                  No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  Prior to due presentment of this Note for registration of transfer, the Company, any Guarantor, the Trustee and any agent of the Company, any Guarantor or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, any Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

                  THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

                  All terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

 [The Transferee Certificate, in the form of Appendix I hereto, will be attached to the Series A Note.]